 Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

The9 Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A ordinary shares, par value US$0.01 per share	Rule 457(c) and Rule 457(h)	300,000,000(3)	$0.0293(4)	$8,800,000	$0.00011020	$969.76
Total Offering Amounts					$8,800,000		$969.76
Total Fee Offsets							—
Net Fee Due							$969.76

(1)	These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each representing thirty Class A ordinary shares of the Registrant. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statements on Form F-6 (File No. 333-120814 and File No. 333-156635), as amended.

(2)	Represents Class A ordinary shares issuable upon exercise of options and pursuant to other awards granted under the The9 Limited Tenth Amended and Restated 2004 Stock Option Plan (the “Plan”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Plan. Any Class A ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the Plan.

(3)	Represents Class A ordinary shares reserved for future award grants under the Plan. Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan. Any Class A ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the Plan.

(4)	The proposed maximum offering price per share is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act based on US$0.88 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq Capital Market on April 28, 2023, adjusted for ADS to Class A ordinary shares ratio.